MUTUAL DEVELOPMENT AND LICENSE AGREEMENT



Arise Technologies Co. Ltd. (Arise ) 2F-5, No.2, Lin Sen South Rd. Taipei, Taiwan, R.O.C.

Fitipower integrated technology Inc. (Fitipower ) 6F, No.12, Innovation Rd. 1, Science Based Industrial Pakr, Hsinchu , Taiwan



1. Design and Verification:



1.1 Aries Technologies Co. Ltd., (Arise) and Fitipower integrated technology Inc. (Fitipower) agree to mutual develop the IC which can support mobile phone USB and Audio application, this control IC name ARW101 .



1.2      The Responsibility of ARW101 development



Arise is responsible for --Provide the complete function Netlist to Fitipower. --Provide FPGA verification to meet the requirement of " Good Chip" --Provide test program to Fitipower.



2. Fitipower is responsible for --provide the USB PHY ,Regulator, DAC ( include DAC testchip) and PLL IP to Arise. --Provide ARW101 Chip Layout



--Design ARW101 by using SMIC 0.18 1P6M CMOS --help Arise to test Good chip IP on FPGA verification



Definition of Good Chip --The Good Chip must pass the ATPG test program given by Fitipower on the designate tester (The tester frequency is higher than 10MHz).



--The Good Chip must pass the ARW101 specification (The specification is accepted by Arise & Fitipower), Fitipower must provdie the report after generate the sample of ARW101 CHIP.



--The Good Chip must pass the function test of TI & Silicon Lab mobile Phone Platform. --]Fitipower need to provide the acknowledgement document of ARW101 CHIP once it pass all the test.



1.3       Responsibility



During the process of verification , if there is a BUG was found in ARW101 which is caused by Arise , Arise shall fix the BUG and all the BUG fixing expense shall be responsible for Arise. (Include the ARW101 mask fee).



During the process of verification , if there is a BUG was found in ARW101 which is caused by Fitipower , Fitipower shall fix the BUG and all the BUG fixing expense shall be responsible for Fitipower. (Include the ARW101 mask fee).


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During the process of verification , if there is a BUG was found in ARW101 which is caused by SMIC, package company or testing compnay , Fitipower shall fix the BUG and all the BUG fixing expense shall be responsible for Arise. (Include the ARW101 mask fee).



2. NRE



2.1 All the development expense will be shared by Arise and Fitipower, and Fitipower will pay in advanced , This expense include:



2.2 Eight months After Arise acquire "ARW101 Good Chip" , Arise shall pay US$105,000 to Fitipower if Arise does not purchase 350,000 pcs ARW101.



2.3      The unit price of ARW101



3. Production



3.1 Arise must provide the Rolling Forecast to Fitipower three months in advanced . Arise must provide the purchase order to Fitipower, This order is effective when Fitipower confirm and send it back to Arise.



3.2 The rule of cancel or change order will be discussed by Arise and Fitipower after shipping 1M pcs ARW101 CHIP.



3.3 Fitipower need to assure the quality and Reliability of production, and replace all the defective (does not meet the definition of Good Chip) IC .



3.4 Fitipower will keep more than 100 wafers stock for arise after production 1000 wafers.



3.5      Fitipower need to provide 5000 pcs ARW101 free sample to Arise.



4. intellectual property rights (IPR) and ownership



4.1 All the Netlist, BOM Table ,Silicon IP, Schematic, Test Pattern, PCB, Garber File, Technical Document, HW/SW Database...etc which are provided by Arise to Fitipower are Arise IPR.



4.2 All the Netlist, BOM Table ,Silicon IP, Schematic, Test Pattern, PCB, Garber File, Technical Document, HW/SW Database(etc.) which are provided by Fitipower to Arise are Fitipower IPR.



4.3 Arise own the manufacturing right of ARW101 CHIP. Both Arise & Fitipower own the ARW101 mask right . Fitipower can not manufacture iBlicenseiBreproduce or modify the design of ARW101. Also Fitipower can not sell ARW101 to third parties without Arise permission.



4.4      The design patents of ARW101 CHIP are owned by Arise.


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4.5 Arise own the right of ARW101 CHIP extended product which include the ARW101
CHIP insert H.264, MPEG4, MPEG2, MP3, GPS, 802.11 a/b/g/n, mRAM, Bluetooth, FM Transmitter...etc.



5. Mutual licensing



Any form of data or document which are generated by Arise or Fitipower for ARW101 design , can not be reviewed by third parties without permission by Arise and Fitipower, otherwise the penalty will be charged for the parties who release the ARW101 design data or document to third parties.



6. Technical Support



------------------------------------ ------------------------------
Item                                 Charge
------------------------------------ ------------------------------
------------------------------------ ------------------------------
P & R Wafer                          US$12,000
------------------------------------ ------------------------------
------------------------------------ ------------------------------
Mask (0.18um 1P6M)                   US$95,000
------------------------------------ ------------------------------
------------------------------------ ------------------------------
IP License                           US$50,000
------------------------------------ ------------------------------
------------------------------------ ------------------------------
Certification                        US$3,000
------------------------------------ ------------------------------
------------------------------------ ------------------------------
Mask change                          US$50,000
------------------------------------ ------------------------------
------------------------------------ ------------------------------
Total                                US$210,000
------------------------------------ ------------------------------




----------------------------- -------------------------
Unit                          Price
----------------------------- -------------------------
----------------------------- -------------------------
~ 350,000.                    US$1.20
----------------------------- -------------------------
----------------------------- -------------------------
350,000. ~ US$0.94
----------------------------- -------------------------




Arise must provide the ARW101 CHIP Test Pattern, complete schematic of reference design and BOM .


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7. Termination The contract will be terminated under the following condition



(1) The contract is due and both parties do not want to continue.



(2) One party is broken or lack of the capability to continue business



(3) One party can terminate the contract if the other party did not follow the commitment of this contract.



(4) Both parties agree to terminate the contract







8. Contract effective date



(1) The contract will be effective three years after signature of both parties.



(2) There shall be written notice of agreement to each party , if both parties agree to continue the contract.



(3) Both parties are willing to do their best effort to make ARW101 success.



Jurisdiction and venue In the event of any controversy , claim or dispute between the parties hereto arising out of or relating t this agreement , such controversy , claim ,or dispute shall be tried exclusively in the courts of Republic of China in the court of Hsin Chu , Taiwan.



Each party shall keep one copy of this contract.



/s/



*Original Signatures and document in Tawainese on file in Company office*



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